Filed pursuant to Rule 424(b)(5)

Registration File No.: 333-166116

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 16, 2010)

$20,000,000

Common Stock

We have entered into an equity distribution agreement with Wedbush Securities Inc. (“Wedbush”) relating to shares of our common stock, par value $0.001 per share.

Under the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through Wedbush as our sales agent. Sales of our common stock through Wedbush, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and Wedbush.

We will pay Wedbush a commission, or allow a discount, as the case may be, in each case equal to 3.0% of the gross sales prices of the shares sold through it as agent under the equity distribution agreement.

Under the equity distribution agreement, we may also sell shares of common stock to Wedbush, as principal for its own account, at a price to be agreed upon at the time of sale.

Our common stock is listed on the NASDAQ Global Market under the symbol “ZLCS.” On February 8, 2011, the last reported sale price of our common stock was $2.65 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and the risk factors contained in our filings with the Securities and Exchange Commission which have been incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Wedbush PacGrow Life Sciences

The date of this prospectus supplement is February 9, 2011.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

We have included or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements may be identified by words including “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” and similar expressions. Such statements are based on our management’s current expectations and involve risks and uncertainties. Our actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors discussed in this prospectus supplement and the accompanying prospectus. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the accompanying prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

In addition, you should refer to the “Risk Factors” section of this prospectus supplement for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus or documents incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we expect.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and may add, update or change information in the accompanying prospectus. The second part is the accompanying prospectus dated April 16, 2010, which provides you with general information about securities we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement, the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with any other information.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.

The information contained in this prospectus supplement or the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or of any sale of the shares. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, and the documents incorporated herein by reference, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement to “Zalicus,” “the company,” “we,” “us” and “our” refer to Zalicus Inc. and our subsidiaries.

Overview

Zalicus develops novel drug candidates with a focus on the treatment of pain and inflammation. We have entered into multiple revenue-generating collaborations with large pharmaceutical companies and have a portfolio of clinical-stage product candidates targeting pain and immuno-inflammatory diseases. We also utilize our selective ion-channel modulation platform and combination drug discovery technology to discover new product candidates for our portfolio or for our collaborators, in the areas of pain, inflammation, oncology and infectious disease.

The United States commercial rights to our product ExalgoTM were acquired by Covidien in June 2009. Covidien is responsible for all commercialization activities for Exalgo in the United States, including marketing and sales, and for all post-approval regulatory activities. We are eligible to receive tiered royalties on net sales of Exalgo by Covidien following its commercial launch in April 2010. We have recognized $1.2 million in revenue related to these royalties through September 30, 2010.

Our most advanced product candidate is SynaviveTM, a product candidate we have been developing to treat immuno-inflammatory disorders. During 2008, we studied Synavive in a multi-center Phase 2 clinical trial of 279 subjects with knee osteoarthritis, the COMET-1 study. The COMET-1 study was completed in September 2008, and the results of the study were disclosed in October 2008. Subjects who completed the 14-week duration of the COMET-1 study were eligible to participate in an extension study designed to investigate the long-term safety and durability of response for Synavive. The COMET-1 extension study of Synavive was completed in June 2009. We are currently planning to advance Synavive into a Phase 2 clinical trial in rheumatoid arthritis.

We also conduct research and development activities on our proprietary Ion channel modulators which have been advanced through preclinical research and development. In addition, we use our combination high throughput screening technology platform, or cHTS, to perform our obligations with our collaboration partners, including Novartis.

Other Information

We were incorporated in Delaware on March 28, 2000 under the name CombinatoRx, Incorporated. On September 8, 2010, we changed our name to Zalicus Inc. In conjunction with the name change, our trading symbol for our common stock on the NASDAQ Global Market was changed from “CRXX” to “ZLCS”. Our principal executive offices are located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Our telephone number is (617) 301-7000. Our website address is www.zalicus.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For further information regarding us and our financial information, you should refer to our filings with the Securities and Exchange Commission (“SEC”). See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

THE OFFERING

Common stock offered by us	Shares having an aggregate offering price of up to $20,000,000.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including clinical trials, research and development expenses and general and administrative expenses. See “Use of Proceeds.”

NASDAQ Global Market Symbol	ZLCS

Risk Factors	See “Risk Factors” beginning on page S-5 as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

RISK FACTORS

An investment in our common stock offered through this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the specific risks relating to this offering and our business set forth below before making an investment decision. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Related to Discovery, Development and Commercialization of Drug Products

Our ability to generate ongoing revenue from Exalgo sales depends on Covidien.

We cannot assure you of the level of sales of Exalgo that Covidien will generate. Covidien has historically marketed generic drugs and Exalgo is one of the few branded drugs it markets. Covidien markets other opioids which may compete with Exalgo. We cannot control whether Covidien will devote sufficient resources to maximize sales of Exalgo and we have no control over the size of the sales force that it will assemble. Similarly, we also cannot control Covidien’s decisions regarding the launch of Exalgo, subsequent strategic sales initiatives, any decision to scale back its sales initiatives or withdraw Exalgo from the market for any reason, including because Covidien wants to increase sales of a competitive product at Exalgo’s expense. If sales of Exalgo by Covidien are low, the royalties we expect to receive on sales of Exalgo will be low, which, in turn, could have a material adverse effect on our business, financial position and results of operations.

Our royalty revenue from Covidien relating to the net sales of Exalgo could vary significantly in future periods and royalty revenue from Exalgo sales during quarterly periods may not be predictive of future royalty revenue for Zalicus from sales of Exalgo.

Our revenue from net sales of Exalgo by Covidien may fluctuate from period to period due to:

•	the rate of market acceptance of Exalgo as a new therapy by physicians and payors;

•	fluctuations in future sales of Exalgo due to competition from other products, including other extended-release opioids;

•	reimbursement and pricing for Exalgo under commercial or government plans;

•	permitted deductions from gross sales of Exalgo relating to estimates of sales returns, credits and allowances, normal trade and cash discounts, managed care sales rebates and other allocated costs;

•	inventory levels of Exalgo with wholesalers not matching actual demand for Exalgo;

•	the duration of market exclusivity of Exalgo;

•	the timing of approvals, if any, for other competitive products or the future availability of generic versions of branded long-acting opioids;

•	manufacturing difficulties; or

•	other factors that affect the sales of a pharmaceutical product.

All of these factors are outside our control, and any of these events may cause our revenues to fluctuate significantly from quarter to quarter, and in some cases may cause our operating results for a particular quarterly or annual period to vary in a material manner.

Covidien may not be able to maintain or protect the proprietary rights necessary for the long-term commercialization of Exalgo, particularly given the Watson litigation described below, which could result in reduced royalty revenue to Zalicus from sales of Exalgo by Covidien.

Covidien has obtained rights from ALZA Corporation to a limited number of patents directed toward the OROS formulation of hydromorphone that is used in Exalgo. Third parties may seek to market generic versions of Exalgo by filing an ANDA with the FDA, in which they claim that patents protecting Exalgo that are held by Covidien and listed with the FDA in the Orange Book, are invalid, unenforceable and/or not infringed. This type of ANDA is referred to as a Paragraph IV filing. If an ANDA or 505(b)(2) application containing a Paragraph IV certification is submitted to the FDA and accepted as a reviewable filing by the agency, the ANDA or 505(b)(2) applicant must then, within 20 days, provide notice to the NDA holder and patent owner stating that the application has been submitted and providing the factual and legal basis for the applicant’s opinion that the patent is invalid or not infringed.

On October 29, 2010, Covidien received a Paragraph IV Certification Notice Letter from Watson Laboratories, Inc.—Florida, a subsidiary of Watson Pharmaceuticals, Inc., notifying them that it had submitted an ANDA to the FDA for approval to market a generic version of hydromorphone, the active pharmaceutical ingredient in Exalgo, prior to the expiration of U.S. Patent No. 5,914,131, which expires on July 7, 2014, and is listed in the Orange Book. The notice letter further stated that Watson is asserting that claims in U.S. Patent No. 5,914,131 are not infringed and/or are invalid. On December 10, 2010, Covidien’s Mallinckrodt Inc. subsidiary filed a patent infringement lawsuit against Watson Laboratories, Inc. – Florida, Watson Pharma, Inc. and Watson Pharmaceuticals, Inc., in response to the ANDA filing, which we refer to as the Watson litigation. The complaint, which was filed in the U.S. District Court for the District of New Jersey, alleges infringement of the referenced patent. Under current U.S. law, the filing of the lawsuit automatically prevents the FDA from approving the ANDA for 30 months from Covidien’s receipt of Watson’s Paragraph IV notification letter on October 29, 2010, or until April 29, 2013, unless the court enters judgment in favor of Watson in less than 30 months or finds that a party has failed to cooperate reasonably to expedite the lawsuit. In the Watson litigation, the court may find the patents that are the subject of the notice letter invalid, not infringed and/or unenforceable. This could lead to the approval of a generic version of Exalgo prior to the expiration of the 5,914,131 patent on July 7, 2014, which could result in reduced sales of Exalgo and a reduction in the royalties payable to us by Covidien on sales of Exalgo. The conduct of the Watson litigation and any decisions regarding litigation strategy or potential settlement are in the complete control of Covidien, and Zalicus has no rights to participate in the Watson litigation or otherwise direct its prosecution or settlement. During the period in which the Watson litigation is pending, the uncertainty of its outcome may cause our stock price to decline. In addition, an adverse result in the Watson litigation, whether appealable or not, will likely cause our stock price to decline and may have a material adverse effect on our results of operations and financial condition. Any final, unappealable, adverse result in the Watson litigation will likely have a material adverse effect on our results of operations and financial condition and cause our stock price to decline. Our ability to continue to generate significant royalty revenues from Exalgo is dependent upon Covidien’s ability to prevail in the Watson litigation or to otherwise resolve the Watson litigation on favorable terms.

Zalicus’s approach to the discovery and development of drugs is unproven and may never lead to commercially viable products.

Zalicus’s various approaches to drug discovery and development using its ion channel technology platform or its cHTS technology platform are complex and unproven. Previously unrecognized or unexpected defects in or limitations to Zalicus’s drug discovery technologies or drug development strategies may emerge, which we may also be unable to overcome or mitigate. None of the product candidates identified or developed to date, through the application of Zalicus’s business model and drug discovery technologies, has been approved by any regulatory agency for commercial sale or been commercialized.

We have committed resources to the development of our ion channel drug discovery technology, and our future success depends in part on the successful development of this technology and product candidates identified by it. The scientific evidence to support the feasibility of developing drugs that modulate ion channels is limited, and many companies with more resources than us have not been able to successfully develop drugs that modulate ion channels.

Zalicus’s current business model also involves the ability of Zalicus’s proprietary high throughput discovery technology to identify additional promising product candidates. Combination high throughput screening involves testing large numbers of compounds in cell-based assays using automated systems that measure the biological activity of the compounds and provide detailed data regarding the results. Because Zalicus’s combination high throughput discovery technology is unproven in identifying drugs that can be approved, we cannot be certain that we will be able to discover additional drug combinations that show promising effects in Zalicus’s cell-based disease models and pre-clinical studies, which we can advance into clinical trials. As a result, we may not be able to identify additional product candidates. Many other companies with substantially greater resources than ours use high throughput screening for drug discovery. These or other companies may have developed or could in the future develop combination screening technology equal or superior to Zalicus’s technology. In addition, regulatory approval for a combination drug generally requires clinical trials to compare the activity of each component drug with the combination. As a result, it may be more difficult and costly to obtain regulatory approval of a combination drug than of a new drug containing only a single active pharmaceutical ingredient. In some instances, we may choose to advance product candidates where one or more of the compounds of the combination are not approved drugs, which may lead to longer clinical development timelines for these types of product candidates. For these and other reasons, Zalicus’s approach to drug discovery and development may not be successful and Zalicus’s current business model may not generate viable products or revenue. Even if Zalicus’s approach is theoretically viable, we may not complete the significant research and development or obtain the financial resources and personnel required to further develop and apply Zalicus’s discovery technology, advance promising product candidates to and through clinical trials, and obtain required regulatory approvals.

Our results to date provide only a limited basis for predicting whether any of our product candidates will be safe or effective, or receive regulatory approval.

All of our product candidates are in an early stage of development and their risk of failure is high. The data supporting Zalicus’s drug discovery and development programs is derived from either laboratory and pre-clinical studies and limited early stage clinical trials that were not all designed to be statistically significant or proof-of-concept or Phase 2 clinical trials, some of which are exploratory in nature. We cannot predict when or if any one of Zalicus’s product candidates will prove effective or safe in humans or will receive regulatory approval. If we are unable to discover or successfully develop drugs that are effective and safe in humans, we will not have a viable business.

Exalgo is a member of a class of drugs that may cause undesirable side effects that could limit their marketability.

Opioids, including hydromorphone, the active ingredient in Exalgo, are known to have serious side effects, including dependence and addiction. These or other undesirable side effects could delay or impede Exalgo’s successful commercialization. In addition, if we or others later identify additional undesirable side effects caused by Exalgo, one or more of the following could occur:

•

regulatory authorities may require the addition of labeling statements, such as a contraindication or a “black box” warning that the drug carries significant risks of serious or life-threatening adverse effects;

•	regulatory authorities may withdraw their approval of Exalgo;

•	the FDA may require that the way Exalgo is administered be changed, that additional clinical trials be conducted or that the labeling of the product be changed; and

•	our reputation may suffer.

Any of these events could prevent Exalgo from achieving or maintaining market acceptance or could substantially increase the costs and expenses of commercializing Exalgo, which in turn could decrease the royalties we expect to receive from sales of Exalgo.

Exalgo could be tampered with for the purpose of drug abuse. Misuse or abuse of Exalgo may result in adverse regulatory or other actions, including withdrawals of regulatory approvals and litigation.

Misuse or abuse of drugs, including opioids such as hydromorphone, the active ingredient in Exalgo, could result in serious, even fatal, consequences. Abusers of pharmaceutical drugs may misuse or abuse Exalgo, to, among other things, accelerate the release of opioids. If effective methods to misuse or abuse Exalgo are employed, adverse action from regulatory authorities may result, including:

•	withdrawal of regulatory approvals;

•	delays or interruption in commercialization;

•	product recalls or seizures;

•	suspension of manufacturing;

•	withdrawals of previously approved marketing indications;

•	injunctions, suspensions, or revocations of marketing licenses; and

•	product liability or class action litigation.

If any of these events were to occur, Covidien may not be able to sell Exalgo. In these circumstances, we could suffer reduced revenues. Further, in response to these circumstances, regulatory authorities may impose new regulations concerning the manufacture and sale of drugs such as Exalgo. Such regulations may include new labeling requirements, additional risk management plan requirements to further minimize the risk of abuse, restrictions on the prescription and sale of Exalgo and mandatory reformulation of products in order to make abuse more difficult. Any such new regulations may be difficult and expensive for Covidien to comply with, may adversely affect Covidien’s sales and may have a material adverse effect on our business and cash flows.

If the FDA approves any of our drug candidates, we and our collaborators will be subject to ongoing FDA obligations and continued regulatory review, such as continued safety reporting requirements, and we and our collaborators may also be subject to additional FDA post-marketing obligations or new regulations, all of which may result in significant expense and limit our ability to commercialize our drug candidates or Covidien’s ability to commercialize Exalgo.

Any regulatory approvals that we receive for our drug candidates, including Exalgo, may be subject to limitations on the indicated uses for which the drug may be marketed or contain requirements for potentially costly post-marketing follow-up studies. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record keeping for Exalgo, or any other drug candidate the FDA may approve, is subject to extensive regulatory requirements. The subsequent discovery of previously unknown problems with a drug, including but not limited to adverse events of unanticipated severity or frequency, or the discovery that adverse events previously observed in pre-clinical research or clinical trials that were believed to be minor actually constitute much more serious problems, may result in restrictions on the marketing of the drug, and could include withdrawal of the drug from the market.

The FDA’s policies may change, and additional government regulations may be enacted that could prevent or delay regulatory approval of our drug candidates or may adversely impact the commercialization of Exalgo. For example, the FDA has commenced the process of developing a common “Risk Evaluation and Mitigation Strategy,” or REMS, for all opioid drugs. According to FDA’s announcement, opioid drugs affected by this announcement include both brand name and generic products that contain various drug components, including hydromorphone, the active ingredient in Exalgo. Exalgo is subject to its own unique REMS program, and may ultimately be subject to the common REMS program for approved opioid drugs. If we are not, or, in the case of Exalgo, Covidien is not, able to maintain regulatory compliance, including compliance with a required REMS program, we or Covidien may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution. Any of these events could prevent us from marketing our drug candidates or prevent Covidien from marketing Exalgo and our business could suffer accordingly. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from future legislation or administrative action, either in the United States or abroad.

The approved drugs included in Zalicus’s combination product candidates may have their own adverse or unacceptable side effects or may produce adverse or unacceptable side effects when delivered in combination, and we may not be able to achieve an acceptable level of side effect risks, compared to the potential therapeutic benefits, for Zalicus’s combination product candidates.

The approved drugs included in Zalicus’s combination product candidates, including Synavive, have known adverse side effects. These side effects may be acceptable when an ingredient is used in its approved dosage to achieve a therapeutic benefit for its currently approved indications, but the side effect risk compared to the therapeutic benefit may not be acceptable when used for the intended indications for the product candidate. These side effects may also make it difficult to obtain regulatory or other approval to initiate clinical trials of Zalicus’s combination product candidates. In addition, the therapeutic effect of an approved drug in its currently approved indications may be inappropriate or undesirable in the intended indication for Zalicus’s combination product candidate. Also, Zalicus’s discovery technology is not designed to and does not detect adverse side effects that may result from the combination of the two drugs. The adverse side effects of an approved drug may be enhanced when it is combined with the other approved drug in the product candidate or other drugs patients are taking, or the combined drugs in a product candidate may produce additional side effects. Adverse side effects could, in any of these situations, require pre-clinical and Phase 1 studies testing for combination side effects or prevent successful development and commercialization of some or all of Zalicus’s combination product candidates, because the risks may outweigh the therapeutic benefit of the combination.

The development of a product candidate could be adversely affected by safety or efficacy issues that subsequently arise or become the focus of increased attention or publicity regarding use of either of the approved drugs which comprise the product candidate or similar drugs. We could be forced to abandon a product candidate or an approved product due to adverse side effects from long-term or other use of one of the active pharmaceutical ingredients in the product candidate or product, even if such long-term or other use is not contemplated for such product candidate or product.

Zalicus’s combination product candidate Synavive, seeks to increase the therapeutic effect of a reduced-dose of the oral glucocorticoid prednisolone by the combination with dipyridamole that serves as an enhancer agent. The adverse side effects of prednisolone and dipyridamole are significant and generally increase as their dosage and/or duration of therapy increases. As a result, the success of Synavive depends upon the ability of an acceptable dose of dipyridamole to selectively amplify the therapeutic effect of a reduced-dose of prednisolone, without causing unacceptable expected or unexpected adverse side effects. As a result, Zalicus’s combination product candidates could have greater adverse side effects than anticipated and could fail to achieve risk-to-benefit profiles that would justify their continued development.

Significant adverse side effects of the components of Synavive include, headache, nausea, dizziness, diarrhea, muscle and bone loss, diabetes, dyslipidemia, osteoporosis, fractures, weakness, adrenal suppression, infections, abdominal distress, peptic ulceration, arrhythmias, cataracts, glaucoma and myopathy. These side effects are not the only side effects of the components of Synavive. The occurrence of these or other significant adverse side effects could make it inadvisable to continue development of Synavive or lead to difficulty in obtaining regulatory or other approval for clinical trials of Synavive, the termination of clinical trials or could result in product liability claims.

Synavive is a combination of approved drugs that are commercially available and marketed by other companies. As a result, Synavive, if approved, may be subject to substitution and competition.

The approved drugs that are combined in Synavive are commercially available at prices lower than the prices at which we would seek to market Synavive, if it is approved. Even with its new formulation, we cannot be sure that physicians will view Synavive, if approved, as sufficiently superior to a treatment regimen of the individual active pharmaceutical ingredients as to justify the significantly higher cost we expect to seek for Synavive, and they may prescribe the individual drugs already approved and marketed by other companies instead of Synavive. Even if we are issued patents covering the composition of matter, method of use or formulations of Synavive, those patents may be ineffective as a practical matter to protect against physicians prescribing the individual generic drugs instead of Synavive. To the extent that the price of Synavive is significantly higher than the prices of the individual components, physicians may have a greater incentive to write prescriptions for the individual components instead of for Synavive, and this may limit how we price Synavive. Similar concerns could also limit the reimbursement amounts private health insurers or government agencies in the United States are prepared to pay for Synavive, which could also limit market and patient acceptance of Synavive, and could negatively impact our revenues and net income, if any. Physicians might also prescribe the individual components of Synavive prior to its approval, which could adversely affect our development of Synavive due to our lack of control over the administration to patients of the combination of active pharmaceutical ingredients in Synavive, the occurrence of adverse effects, and other reasons. Such pre-approval use could also adversely affect our ability to market and commercialize Synavive if it is approved.

In many jurisdictions where we plan to market Synavive, including Europe, Japan and Canada, the pricing of prescription drugs is controlled by the government or regulatory agencies. Regulatory agencies in these countries could determine that the pricing for Synavive should be based on prices for their active pharmaceutical ingredients when sold separately, rather than allowing us to market Synavive at a premium as a new drug.

We must create commercially viable pharmaceutical formulations for Zalicus’s product candidates.

The success of Synavive will depend on our ability to develop a formulation that is superior to a treatment regimen of prednisolone and dipyridamole taken separately. We have developed or are developing proprietary formulations of Synavive. In addition, we have developed or will need to develop proprietary formulations of Ion channel product candidates. Developing such proprietary formulations is costly and difficult, and we have limited experience in developing formulations ourselves. We are relying on and expect to rely on third-party suppliers to develop the pharmaceutical formulations, delivery methods or packaging for Zalicus’s product candidates and they may not be successful in doing so or may experience delays in doing so that could delay clinical trials, and ultimately our ability to obtain approval of Zalicus’s product candidates, including Synavive. Defects in the formulation, delivery method or packaging of any of Zalicus’s product candidates could delay our ability to conduct clinical trials or require us to repeat clinical trials using a revised formulation, delivery method or packaging. If we are unsuccessful in creating commercially viable formulations, delivery methods or packaging, we may never generate product revenue or be profitable.

We may not be able to initiate and complete clinical trials for our product candidates.

Conducting clinical studies for any of our product candidates requires finding appropriate clinical sites and clinical investigators, securing approvals for such studies from the independent review board at each such site and local regulatory authorities and enrolling sufficient numbers of patients. We may not be able to arrange for appropriate clinical trials for our product candidates, secure the necessary approvals or enroll the necessary number of participants. Zalicus plans to initiate a Phase 2b clinical trial of Synavive in rheumatoid arthritis during 2011. In 2008, Zalicus terminated enrollment in a Phase 2b clinical trial of Synavive in rheumatoid arthritis due to delays in the enrollment associated with competing therapies otherwise available to the relevant patient population, enrollment criteria that required the discontinuance of glucocorticoid use by subjects and issues with third-party contract research organizations and third-party suppliers of clinical trial material. Zalicus can not be certain that similar challenges will not arise with respect to the planned Phase 2b study of Synavive. In addition, we cannot guarantee that outside clinical investigators conducting clinical trials will conduct them in compliance with applicable United States or foreign regulations. Clinical sites may fail the FDA’s or other regulatory agencies’ inspections or reviews, and our trials could be halted for these or other reasons. Zalicus plans to contract with third-party clinical research organizations and other parties to conduct virtually all aspects of Zalicus’s Phase 2b and other Phase 1 clinical trials for Zalicus’s product candidates. These organizations may not adequately or completely perform their contractual obligations regarding the trials, or may not diligently or completely perform their tasks with respect to clinical trials under their supervision. As a result of these risks, our clinical trials may be extended, delayed or terminated, which could delay the receipt of clinical results for our product candidates, which could delay, impede or stop the development, regulatory approval or successful commercialization of our product candidates.

We may be unable to find safe and effective doses or dose ratios for Zalicus’s product candidates without extensive clinical trials and substantial additional costs, if at all.

We must select the doses, including the amount, frequency and duration, of each of the active pharmaceutical ingredients included in Zalicus’s product candidates, and the relative amounts, or dose ratios, of these doses, including the doses of prednisolone and dipryidamole contained in our product candidate Synavive. Our clinical trials in humans may show that the doses or dose ratios we select based on Zalicus’s in vitro screening, animal testing or early clinical trials do not achieve the desired therapeutic effect in humans, or achieve this effect only in a small part of the population. Even if the doses or dose ratios we select show efficacy in humans, the resulting doses or dose ratios of active pharmaceutical ingredients may not have acceptable safety profiles for targeted indications. Furthermore, even if we believe that pre-clinical and clinical studies adequately demonstrate that the doses or dose ratios we select for Zalicus’s product candidates are safe and effective in humans, the FDA or other regulatory agencies in foreign jurisdictions may conclude that the clinical trials do not support this conclusion. We may be required to conduct additional long-term clinical studies and provide more evidence substantiating the safety and effectiveness of the doses or selected dose ratios in a significant patient population. If we need to adjust the doses or dose ratios, we may need to conduct new clinical trials. We may also be required to make different doses or dose ratios available for different types of patients. All of this may result in significant delays and additional costs or prevent commercialization of Zalicus’s product candidates.

We may fail to select or capitalize on the most scientifically, clinically or commercially promising or profitable product candidates.

We may make incorrect determinations as to which product candidates should proceed to initial clinical trials, later stage clinical development and potential commercialization. Our decisions to allocate finite research, management and financial resources toward particular product candidates or therapeutic areas may not lead to the development of viable commercial products and may divert resources from better opportunities. Similarly, our decisions to delay or terminate drug development programs may also be incorrect and could cause us to miss valuable opportunities.

A material component of our business strategy is to establish and maintain collaborative relationships to fund research and possible development and commercialization of product candidates, by us or by our collaborators. If we or any collaborator terminates or fails to perform any obligations under our collaboration agreements, the development and commercialization of product candidates under these agreements could be delayed or terminated.

A material component of our business strategy is to establish and maintain collaborative arrangements with pharmaceutical and biotechnology companies, and to seek grants from agencies of the United States government, to fund research and possible development and commercialization of drug products for the treatment of diseases. We have established collaborative royalty and milestone-based agreements with Covidien for Exalgo and with Sanofi-Aventis/Fovea for Prednisporin and funded discovery research agreements with Novartis, USAMRIID and others, if any of our product candidates continue to advance through preclinical or clinical development, we intend to continue to seek collaborative relationships to obtain discovery or clinical development funding and expertise, as well as domestic or international sales, marketing and distribution capabilities.

The process of establishing collaborative relationships is difficult, time-consuming and involves significant uncertainty. Moreover, it may be difficult to maintain or perform under collaboration arrangements, as our funding resources may be limited or our collaborators may seek to renegotiate or terminate their relationships due to unsatisfactory research or clinical results, a change in business strategy, a change of control or other reasons. See “—Our ability to generate ongoing revenue from Exalgo sales depends on Covidien.” If we or any collaborator fails to fulfill any responsibilities in a timely manner, or at all, our research, clinical development or commercialization efforts related to that collaboration could be delayed or terminated. Additionally it may become necessary for us to assume responsibility for activities that would otherwise have been the responsibility of our collaborator. Further, if we are unable to establish and maintain collaborative relationships on acceptable terms, we may have to delay or discontinue further development of one or more of our product candidates, undertake development and commercialization activities at our own expense or find alternative sources of funding.

Zalicus’s collaborations are generally new, and we have only a short history of working together with our collaborators and cannot predict the success of any of these collaborations. Our collaborations typically involve a complex allocation of responsibilities, costs and benefits and provide for milestone payments to us upon the achievement of specified clinical and regulatory milestones. Our collaborations also may provide us with royalty-based revenue if product candidates are successfully commercialized. Under the Covidien, Novartis, Sanofi-Aventis/Fovea and other collaborations, we will rely on our collaborators to provide resources to develop new product candidates and to potentially achieve these milestones and commercialize any new products. We may not be able to achieve any of the milestones provided in the Novartis, Sanofi-Aventis/Fovea or other collaboration agreements or derive any license or royalty revenue with respect to our collaborations.

We have no sales or distribution capabilities and may not obtain the collaboration, development, commercialization, manufacturing or other third-party relationships required to develop, commercialize and manufacture some or all of our product candidates.

We have no sales or distribution capabilities and lack many the resources, capabilities and experience necessary to clinically develop, formulate, manufacture, test, market and sell pharmaceuticals. As a result, to succeed in our business plan, we will be dependent on the efforts of third parties. We depend on collaborators, licensees, clinical research organizations and other third parties to formulate product candidates and to conduct clinical trials for some or all of our product candidates. We also rely on third-party manufacturers to manufacture all clinical trial supplies of our product candidates and they or we will rely on obtaining sufficient quantities of the approved drugs in Synavive from sources acceptable to the FDA and other regulators for early stage clinical trials.

Our third-party manufacturers may encounter difficulties performing their obligations in a timely manner and in accordance with applicable governmental regulations, including problems involving: inconsistent production yields; poor quality control and assurance or inadequate process controls; and lack of compliance with regulations set forth by the FDA or other foreign regulatory agencies. We typically engage only a single contract manufacturer to make any product candidate which can exacerbate the impact of any such difficulties. Under our agreements with Covidien, we have no responsibility for manufacturing Exalgo. However, any manufacturing difficulties or related regulatory issues could impact Covidien’s sales of Exalgo, if any, which would reduce the significant revenue we expect to receive from royalties on net sales of Exalgo.

We expect to be able to develop and commercialize many of our product candidates only with the participation of pharmaceutical or biotechnology company collaborators or by out-licensing rights to the product candidates. Pharmaceutical and biotechnology companies and others may be reluctant to collaborate with Zalicus or to license rights to Zalicus’s product candidates due to the unproven nature of Zalicus’s drug discovery and development approach, the fact that the active pharmaceutical ingredients in Synavive are approved generic drugs, the risk that healthcare providers may substitute the component active pharmaceutical ingredients for Synavive, concerns regarding the pricing of and reimbursement for Zalicus’s product candidates if they are successfully developed, or other factors.

We cannot guarantee that we will be able to successfully negotiate agreements for relationships with collaborators, partners, licensees, clinical investigators, manufacturers and other third parties on favorable terms, if at all. If we are unable to obtain these agreements, we may not be able to clinically develop, formulate, manufacture, test, obtain regulatory approvals for or commercialize our product candidates. We expect to expend substantial funds and management time and effort to enter into relationships with these third parties and, if we enter successfully into such relationships, to manage these relationships. However, we cannot control the amount or timing of resources our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will succeed in a timely fashion, if at all. Due to the recent volatility in the financial markets and tightening of the credit markets, there may be a disruption or delay in the performance or satisfaction of commitments to us by third party providers which could have a material adverse effect on our business.

We may not be able to gain market acceptance of our product candidates, which would prevent us from becoming profitable.

We cannot be certain that any of our product candidates, if approved, will gain market acceptance among physicians, patients, healthcare payors, pharmaceutical companies or others. Demonstrating the safety and efficacy of our product candidates and obtaining regulatory approvals will not guarantee future revenue. Sales of medical products largely depend on the reimbursement of patients’ medical expenses by government healthcare programs and private health insurers. Governments and private insurers closely examine medical products to determine whether they should be covered by reimbursement and if so, the level of reimbursement that will apply. We cannot be certain that third-party payors will sufficiently reimburse sales of our products, or enable us to sell our products, if approved, at profitable prices. Sales of medical products also depend on physicians’ willingness to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost-effective. We cannot predict whether physicians, other healthcare providers, government agencies or private insurers will determine our products are safe, therapeutically effective and cost effective relative to competing treatments, including a treatment regimen of the individual approved drugs included in Zalicus’s combination products.

Disputes under key agreements could delay or prevent development or commercialization of our product candidates.

Any agreements we have or may enter into with third parties, such as collaboration, license, formulation supplier, manufacturing, testing, clinical research organization or clinical trial agreements, may give rise to disputes regarding the rights and obligations of the parties to such agreements. Disagreements could develop over rights to ownership or use of intellectual property, the scope and direction of research and development, the approach for regulatory approvals or commercialization strategy. We intend to conduct research programs in a range of therapeutic areas, but our pursuit of these opportunities could result in conflicts with the other parties to these agreements who may be developing or selling pharmaceuticals or conducting other activities in these same therapeutic areas. Any disputes or commercial conflicts could lead to the termination of these agreements, delay progress of our product development programs, compromise our ability to renew agreements or obtain future agreements, lead to the loss of intellectual property rights or result in costly litigation.

Risks Related to Financial Results and Need for Additional Financing

We may be unable to raise the substantial additional capital that it will need to sustain our operations.

We will need substantial additional funds to support our planned operations. Based on current operating plans, we expect our resources to be sufficient to fund our operations into 2014. We may, however, need to raise additional funds before that time if our research and development expenses exceed current expectations or our collaboration funding and Exalgo royalties are less than current assumptions or expectations. This could occur for many reasons, including:

•	we determine to acquire or license rights to additional product candidates or new technologies;

•	some or all of our product candidates fail in clinical or pre-clinical studies or prove to be less commercially promising than we expect or we are forced to seek additional product candidates;

•	our product candidates require more extensive clinical or pre-clinical testing or clinical trials take longer to complete than we currently expect;

•	we advance more of our product candidates than expected into costly later stage clinical trials;

•	we advance more of our pre-clinical product candidates than expected into early stage clinical trials;

•	our revenue generating collaboration agreements are terminated;

•	we determine or are required to conduct more discovery research than expected to develop additional product candidates; or

•	we are required, or consider it advisable, to acquire or license rights from one or more third parties.

While we expect to seek additional funding through public or private financings, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of any financings may be dilutive to, or otherwise adversely affect, holders of Zalicus common stock. We may also seek additional funds through arrangements with collaborators or others. These arrangements would generally require us to relinquish rights to some of our technologies, product candidates or products, and we may not be able to enter into such agreements on acceptable terms, if at all. The arrangements also may include issuances of equity, which may also be dilutive to, or otherwise adversely affect, holders of Zalicus common stock. Many people believe that participants in financial markets in the United States are increasingly less willing to fund drug discovery companies like Zalicus. There can be no assurance that we will be able to access equity or credit markets in order to finance our operations or expand development programs for any of our product candidates, or that there will not be a further deterioration in financial markets and confidence in economies. We may also have to scale back or further restructure our operations. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all of our research or development programs.

Zalicus has a history of operating losses. We expect to incur significant operating losses and may never be profitable. Zalicus common stock is a highly speculative investment.

Zalicus commenced operations in March 2000 and has no approved products of its own and has generated no direct product revenue. Zalicus has incurred operating losses since Zalicus’s inception in 2000. As of September 30, 2010, Zalicus had an accumulated deficit of $242.7 million. We have spent, and expect to continue to spend, significant resources to fund research and development of our product candidates and to enhance our drug discovery technologies. We expect to incur substantial operating losses over the next several years due to our ongoing research, development, pre-clinical testing, and potential clinical trial activities. As a result, our accumulated deficit will continue to increase.

Our product candidates are in the early stages of development and may never result in any revenue. We will not be able to generate product revenue unless and until one of our product candidates successfully completes clinical trials and receives regulatory approval. We may seek to obtain revenue from collaboration or licensing agreements with third parties. Other than our agreement with Covidien, our current collaboration and license agreements may not provide us with material, sustainable ongoing future revenue, and we may not be able to enter into additional collaboration agreements. Even if we eventually generate product revenues, we may never be profitable, and if we ever achieve profitability, we may not be able to sustain it.

Risks Related to Regulatory Approvals

The regulatory approval process is costly and lengthy and we may not be able to successfully obtain all required regulatory approvals.

The pre-clinical development, clinical trials, manufacturing, marketing, testing and labeling of pharmaceuticals and medical devices are all subject to extensive regulation by numerous governmental authorities and agencies in the United States and other countries. We or our collaborators must obtain regulatory approval for product candidates before marketing or selling any of them. The approval process is typically lengthy and expensive, and approval is never certain. It is not possible to predict how long the approval processes of the FDA or any other applicable federal or foreign regulatory authority or agency for any of our products will take or whether any such approvals ultimately will be granted. The FDA and foreign regulatory agencies have substantial discretion in the drug and medical device approval process, and positive results in pre-clinical testing or early phases of clinical studies offer no assurance of success in later phases of the approval process. Generally, pre-clinical and clinical testing of products and medical devices can take many years and require the expenditure of substantial resources, and the data obtained from these tests and trials can be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Any delay in obtaining, or failure to obtain, approvals could prevent or adversely affect the marketing of our products or our collaborator’s products and our ability to generate product revenue. The risks associated with the approval process include delays or rejections in the regulatory approval process based on the failure of clinical or other data to meet expectations, or the failure of the product or medical device to meet a regulatory agency’s requirements for safety, efficacy and quality. In addition, regulatory approval, if obtained, may significantly limit the indicated uses for which a product may be marketed.

We or our collaborators may delay, suspend or terminate clinical trials to obtain marketing authorization of any of our product candidates or their associated medical devices or products at any time for reasons including:

•	ongoing discussions with the FDA or comparable foreign authorities regarding the scope or design of clinical trials;

•	delays or the inability to obtain required approvals from institutional review boards or other governing entities at clinical sites selected for participation in our clinical trials;

•	delays in enrolling patients and volunteers into clinical trials;

•	lower than anticipated retention rates of patients and volunteers in clinical trials;

•	the need to repeat clinical trials as a result of inconclusive or negative results or poorly executed testing;

•	lack of effectiveness of a product candidate in other clinical trials;

•	lack of sufficient funds for further clinical development;

•	insufficient supply or deficient quality of product candidate materials or other materials necessary to conduct clinical trials;

•	unfavorable regulatory inspection of a manufacturing, testing, labeling or packaging facility for drug substance or drug product;

•	unfavorable regulatory inspection and review of a clinical or pre-clinical trial site or records of any clinical or pre-clinical investigation;

•	serious and unexpected drug-related side effects or serious adverse safety events experienced by participants in clinical trials or by patients following commercialization; or

•	the placement of a clinical hold on a product candidate in an ongoing clinical trial.

Positive or timely results from pre-clinical studies and early clinical trials do not ensure positive or timely results in late stage clinical trials or product approval by the FDA or any other regulatory authority. Product candidates that show positive pre-clinical or early clinical results often fail in later stage clinical trials. Data obtained from pre-clinical and clinical activities is susceptible to varying interpretations, which could delay, limit, or prevent regulatory approvals.

We may not be able to conduct clinical trials at preferred sites, enlist clinical investigators, enroll sufficient numbers of patients, or begin or successfully complete clinical trials in a timely fashion, if at all. Any failure to perform may delay or terminate the trials. Our current clinical trials may be insufficient to demonstrate that our potential products are active, safe, or effective and as a result we may decide to abandon further development of such product candidates. Additional clinical trials may be required if clinical trial results are negative or inconclusive, which will require us to incur additional costs and significant delays. If we do not receive the necessary regulatory approvals, we will not be able to generate product revenues and will not become profitable. We may encounter significant delays in the regulatory process that could result in excessive costs that may prevent us from continuing to develop our product candidates. In addition, the failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, product recalls, withdrawal of product approval, mandatory restrictions or other actions that could impair our ability to conduct our business.

The FDA and other regulatory agencies may require more extensive or expensive trials for Synavive than may be required for single agent pharmaceuticals.

To obtain regulatory approval for Synavive, we expect to be required to show that each active pharmaceutical ingredient in Synavive makes a contribution to the combined product candidate’s claimed effects and that the dosage of each component, including amount, frequency and duration, is such that the combination is safe and effective for a significant patient population requiring such concurrent therapy. As a result, we are typically required to conduct clinical trials comparing each component drug with the combination. This could require us to conduct more extensive and more expensive clinical trials with Synavive than would be the case for many single agent pharmaceuticals. The need to conduct such trials could make it more difficult and costly to obtain regulatory approval of Synavive compared to a new drug containing only a single active pharmaceutical ingredient.

Even if we receive regulatory approvals for marketing Zalicus’s product candidates, if we fail to comply with continuing regulatory requirements, we could lose regulatory approvals, and our business would be adversely affected.

The FDA and other regulatory authorities continue to review therapeutic products and medical devices even after they receive initial approval. If we receive approval to commercialize any product candidates, the manufacturing, testing, marketing, sale and distribution of these drugs and medical devices will be subject to continuing regulation, including compliance with quality systems regulations, good manufacturing practices, adverse event reporting requirements and prohibitions on promoting a product for unapproved uses. Furthermore, heightened Congressional scrutiny on the adequacy of the FDA’s drug approval process and the agency’s efforts to assure the safety of marketed drugs has resulted in the enactment of legislation, the FDA Amendments Act of 2007, addressing, among other things, drug safety issues. This law provides the FDA with expanded authority over drug products after approval, including the authority to require post-approval studies and clinical trials, labeling changes based on new safety information, and compliance with REMS approved by the FDA. The FDA’s exercise of this authority could result in delays or increased costs during the period of product candidate development, clinical trials and regulatory review and approval, increased costs to assure compliance with new post-approval regulatory requirements, and potential restrictions on the sale of approved products, which could lead to lower product revenues to us or our collaborators. Enforcement actions resulting from failure to comply with government requirements could result in fines, suspension of approvals, withdrawal of approvals, recalls of products, product seizures, operating restrictions, and civil or criminal penalties. These enforcement actions could affect the manufacturing, testing, marketing, sale and distribution of our products.

Healthcare reform measures could adversely affect our business.

The efforts of governmental and third-party payors to contain or reduce the costs of healthcare may adversely affect the business and financial condition of pharmaceutical and biotechnology companies. In the United States and in other jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system. For example, in some countries other than the United States, pricing of prescription drugs and medical devices is subject to government control, and we expect proposals to implement similar controls in the United States to continue. The pendency or approval of such proposals could result in a decrease in the price of Zalicus common stock or limit our ability to raise capital or to enter into collaborations or license rights to our products.

We face uncertainty related to coverage, pricing and reimbursement and the practices of third party payors, which may make it difficult to sell our product candidates on commercially reasonable terms.

Third-party payors, including the U.S. government, are increasingly challenging the prices charged for and the cost-effectiveness of medical products, and they are increasingly limiting both coverage and the level of reimbursement for prescription drugs. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, as well as the implementation of health care reform legislation, may result in lower prices for pharmaceutical products, including any products that may be offered by us in the future. Cost-cutting measures that health care providers are instituting, and the implementation of health care reform legislation, could materially adversely affect our ability to sell any drug products that are successfully developed by us and approved by regulators. We are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business.

Furthermore, substantial uncertainty exists as to the reimbursement status of newly-approved health care products by third-party payors. We will not know what the reimbursement rates will be for our future drug products, if any, until we are ready to market the product and we actually negotiate the rates. If we are unable to obtain sufficiently high reimbursement rates for our products, they may not be commercially viable or our future revenues and gross margins may be adversely affected.

Finally, outside the U.S., certain countries set prices in connection with the regulatory process. We cannot be sure that such prices will be acceptable to us or our collaborators. Such prices may negatively impact our revenues from sales by our collaborators in those countries.

Federal law may increase the pressure to reduce prices of pharmaceutical products paid for by Medicare, which could adversely affect our revenues, if any.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or MMA, expanded Medicare coverage for drug purchases by the elderly and disabled beginning in 2006. Under the MMA, private insurance plans subsidized by the government offer prescription drug coverage to Medicare beneficiaries who elect to enroll in their plans. Although almost all prescription drugs are potentially available to plan enrollees, the plans are allowed to use formularies, preferred drug lists and similar mechanisms to favor selected drugs and limit access to other drugs except in certain circumstances. The price of a drug as negotiated between the manufacturer and a plan is a factor that the plan can consider in determining its availability to enrollees.

As a result, we expect there will be increased pressure to reduce prices for drugs in order to obtain favorable status for them under the plans offering prescription drug coverage to Medicare beneficiaries. This pressure could decrease the coverage and price we receive for our products in the future and could seriously harm our business. It is possible that Zalicus combination products, if successfully developed, could be particularly subject to price reduction initiatives because they are based on combinations of lower priced existing drugs.

Federal laws or regulations on drug importation could make lower cost versions of our future products available, which could adversely affect our revenues, if any.

The prices of some drugs are lower in other countries than in the United States because of government regulation and market conditions. Under current law, importation of drugs into the United States is generally not permitted unless the drugs are approved in the United States and the entity that holds that approval consents to the importation. Various proposals have been advanced to permit the importation of drugs from other countries to provide lower cost alternatives to the products available in the United States. In addition, the MMA requires the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price in Canada than in the United States.

If the laws or regulations are changed to permit the importation of drugs into the United States in circumstances not now permitted, such a change could have an adverse effect on our business by making available lower priced alternatives to our future products.

Failure to obtain regulatory and pricing approvals in foreign jurisdictions could delay or prevent commercialization of our products abroad.

If we succeed in developing any products (other than Exalgo), we intend to market them in the European Union and other foreign jurisdictions. In order to do so, we must obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval abroad may differ from that required to obtain FDA approval. The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval and additional risks particularly because there may be additional variations between how Synavive and single agent drugs are treated in foreign jurisdictions. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by the FDA does not ensure approval by regulatory authorities in other countries, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or by the FDA. We and our collaborators may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market outside the United States. The failure to obtain these approvals could materially adversely affect our business, financial condition and results of operations. Even if we are successful at obtaining these approvals, regulatory agencies in foreign countries where the pricing of prescription drugs or medical devices is controlled by the government, could determine that pricing for Zalicus’s combination products should be based on prices for the existing drugs that comprise the active pharmaceutical ingredients in Zalicus’s combination products instead of allowing us to price Zalicus’s combination products at a premium as novel medicines.

Risks Related to Intellectual Property

Our success depends upon our ability to obtain and maintain intellectual property protection for our products and technologies.

Our success will depend on our ability to obtain and maintain adequate protection of our intellectual property, including our proprietary drug discovery technologies and any products or product candidates we plan to develop. We intend to apply for patents with claims covering our technologies, processes, products and product candidates when and where we deem it appropriate to do so and plan to take other steps to protect our intellectual property. We have applied for patent protection covering our clinical and pre-clinical product candidates in the United States, and some, but not all, foreign countries. In countries where we have not and do not seek patent protection, third parties may be able to manufacture and sell our products without our permission, and we may be unable to stop them from doing so. The patents covering Exalgo expire in July 2014, or they may be successfully challenged prior to expiration, after which Covidien may face generic competition for the specific formulation of Exalgo. One patent covering Exalgo is the subject of ongoing patent litigation with Watson Pharmaceuticals. See “Covidien may not be able to maintain or protect the proprietary rights necessary for the long-term commercialization of Exalgo, particularly given the Watson litigation described below, which could result in reduced royalty revenue to Zalicus from sales of Exalgo by Covidien.”

Similar to other biotechnology companies, our patent position is generally uncertain and involves complex legal and factual questions. In addition, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and other biotechnology companies have encountered significant problems in protecting and defending their proprietary rights in non-US jurisdictions. Whether filed in the United States or abroad, our patent applications may be challenged or may fail to result in issued patents. In addition, our existing patents and any future patents may not be sufficiently broad to prevent others from practicing our technologies or from developing or commercializing competing products. Furthermore, others may independently develop or commercialize similar or alternative technologies or drugs, or design around our patents. Our patents may be challenged, invalidated or fail to provide any competitive advantages.

The United States Patent and Trademark Office and similar agencies in foreign jurisdictions may not agree with our view that our combination product candidates are patentable or novel and non-obvious, and on this basis may deny patent protection. Even if we receive patent protection, others, including those who own patent or trade secret rights associated with the approved drugs that are active pharmaceutical ingredients of these product candidates, may attempt to invalidate our patent or trade secret rights. Even if our patent or trade secret rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of intellectual property rights.

If we do not obtain or are unable to maintain adequate patent or trade secret protection for products in the United States, competitors could duplicate them without repeating the extensive testing that we will be required to undertake to obtain approval of the products by the FDA and other regulatory authorities. Regardless of any patent protection, under the current statutory framework the FDA is prohibited by law from approving any generic version of any of Zalicus’s combination products for three years after it has approved Zalicus’s combination product and for five years in the case of other product candidates. Upon the expiration of that period, or if that time period is altered, the FDA could approve a generic version of Zalicus’s product unless we have patent protection sufficient to enforce our rights. Without sufficient patent protection, the applicant for a generic version of Zalicus’s product would be required only to conduct a relatively inexpensive study to show that its product is bioequivalent to Zalicus’s product and would not have to repeat the studies that we conducted to demonstrate that the product is safe and effective. In the absence of adequate patent protection in other countries, competitors may similarly be able to obtain regulatory approval of products that duplicate Zalicus’s products.

We may not be able to develop or commercialize our product candidates due to intellectual property rights held by third parties.

If a third party holds a patent to a composition or method of use of an approved drug that is a component of one or more of Zalicus’s combination product candidates or a formulation technology related to Zalicus’s planned formulation of a combination product candidate, we may not be able to develop or commercialize such product candidates without first obtaining a license to such patent, or waiting for the patent to expire. Our business will be harmed if we are unable to use the optimal formulation or methods of use of the component drugs that comprise our product candidates. This may occur because the formulations or methods of use are covered by one or more third-party patents, and a license to such patents is unavailable or is available on terms that are unacceptable.

We may be unable to in-license intellectual property rights or technology necessary to develop and commercialize Zalicus’s products.

Depending on its ultimate formulation and method of use, before we can develop, make, use, or sell a particular product candidate, we may need to obtain a license from one or more third parties who have patent or other intellectual property rights covering components of Zalicus’s product candidate or its method of use. There can be no assurance that such licenses will be available on commercially reasonable terms, or at all. Because

Zalicus’s combination product candidates are based on combinations of existing drugs, there may be a significant number of patents covering both the active pharmaceutical ingredients in Zalicus’s combination product candidates and their method of use. If a third party does not offer us a necessary license or offers a license only on terms that are unattractive or unacceptable, we might be unable to develop and commercialize one or more of Zalicus’s combination product candidates.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

In our activities, we rely substantially upon proprietary materials, information, trade secrets and know-how to conduct our research and development activities, and to attract and retain collaborators, licensees and customers. We take steps to protect our proprietary rights and information, including the use of confidentiality and other agreements with our employees and consultants and in our academic and commercial relationships. However, these steps may be inadequate, agreements may be violated, or there may be no adequate remedy available for a violation of an agreement. Our proprietary information may be inadvertently disclosed or we may lose the protection of our trade secrets. Our competitors may independently develop substantially equivalent proprietary information or may otherwise gain access to our trade secrets, which could adversely affect our ability to compete in the market.

Litigation or third-party claims of intellectual property infringement could require substantial time and money to resolve. Unfavorable outcomes in these proceedings could limit our intellectual property rights and our activities.

We may need to resort to litigation to enforce or defend our intellectual property rights, including any patents issued to us. If a competitor or collaborator files a patent application claiming technology also invented by us, in order to protect our rights, we may have to participate in an expensive and time consuming interference proceeding before the United States Patent and Trademark Office. We cannot guarantee that our product candidates will be free of claims by third parties alleging that we have infringed their intellectual property rights. Third parties may assert that we are employing their proprietary technologies without authorization and they may resort to litigation to attempt to enforce their rights. Third parties may have or obtain patents in the future and claim that the use of our technology or any of our product candidates infringes their patents. We may not be able to develop or commercialize product candidates because of patent protection others have. Our business will be harmed if we cannot obtain a necessary or desirable license, can obtain such a license only on terms we consider to be unattractive or unacceptable, or if we are unable to redesign our product candidates or processes to avoid actual or potential patent or other intellectual property infringement.

Our efforts to obtain, protect and defend our patent and other intellectual property rights, whether we are successful or not, may require us to incur substantial costs, including the diversion of management and technical personnel. An unfavorable ruling in patent or intellectual property litigation could subject us to significant liabilities to third parties, require us to cease developing, manufacturing or selling the affected products or using the affected processes, require us to license the disputed rights from third parties, or result in awards of substantial damages against us. In addition, defending patent or other intellectual property litigation, whether we are successful or not, can be very expensive and may require us to incur substantial costs, including the diversion of management and technical personnel. During the course of any patent litigation, there may be public announcements of the results of hearings, motions, and other interim proceedings or developments in the litigation. If securities analysts or investors regard these announcements as negative, the market price of Zalicus common stock may decline. General proclamations or statements by key public figures may also have a negative impact on the perceived value of our intellectual property.

There can be no assurance that we would prevail in any intellectual property infringement action, will be able to obtain a license to any third-party intellectual property on commercially reasonable terms, successfully develop non-infringing alternatives on a timely basis, or license non-infringing alternatives, if any exist, on commercially reasonable terms. Any significant intellectual property impediment to our ability to develop and commercialize our products could seriously harm our business and prospects.

Risks Related to the Biotechnology and Pharmaceutical Industry

Our industry is highly competitive and our competitors and potential competitors may develop products and technologies that make ours less attractive or obsolete.

The development and commercialization of pharmaceutical products is highly competitive. Many companies, universities, and research organizations developing competing product candidates have greater resources and significantly greater experience in research and development, manufacturing, marketing, sales, distribution, financial and technical regulatory matters than we have. In addition, many competitors have greater name recognition and more extensive collaborative relationships. Our competitors could commence and complete clinical testing of their product candidates, obtain regulatory approvals, and begin commercial-scale manufacturing of their products faster than we are able to for our products. They could develop drug discovery technology or products that would render Zalicus’s drug discovery technologies and our product candidates, and those of our collaborators, obsolete and noncompetitive.

Our competitors already have high throughput screening technologies and if they employ these technologies to discover combination drugs, they may render Zalicus’s technologies or Zalicus’s approach to combination drug discovery and development obsolete or noncompetitive. Even when we successfully identify a new combination product candidate, our ability to commercialize any combination product candidate may be limited to the extent that we are unable to obtain patent protection for such a product candidate or patent or trade secret protection for its newly identified formulation. Our competitors may also be able to use similar component drugs or different combinations of component drugs to develop combination products that are not covered by our patents. Our competitors’ ability to market competitive drugs would adversely impact our ability to generate revenues. In addition, the approved drugs that are combined to produce our combination product candidates are likely to be commercially available at lower prices, so physicians may be able to prescribe the individual drugs already approved and marketed by other companies instead of prescribing our combination products. This practice could adversely impact our ability to generate revenues and would be difficult or impossible for us to prevent by enforcing our combination patents, if obtained.

Zalicus’s drug discovery technologies compete against well-established techniques to discover new drugs. If we are unable to compete effectively against these existing techniques and the companies that support them, then we may not be able to commercialize our product candidates or achieve a competitive position in the market. In addition, any product candidates that we do discover will face competition from existing pharmaceuticals. Our competitors’ success is discovering new drugs and marketing existing drugs which compete with our product candidates would adversely affect our ability to generate revenues.

We may have significant product liability exposure which may harm our business and our reputation.

We face exposure to product liability and other claims if our product candidates, products or processes are alleged to have caused harm. These risks are inherent in the testing, manufacturing, and marketing of human therapeutic products and medical devices. We maintain product liability insurance covering our clinical trials of our product candidates. We may not have sufficient insurance coverage, and we may not be able to obtain sufficient coverage at a reasonable cost, if at all. Our inability to obtain product liability insurance at an acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of any products or product candidates that we develop. If we are sued for any injury caused by our products, product candidates or processes, our liability could exceed our product liability insurance coverage and our total assets. Claims against us, regardless of their merit or potential outcome, may also divert significant management time and resources, generate negative publicity or hurt our ability to obtain physician endorsement of our products or expand our business.

We use and generate materials that may expose us to expensive and time-consuming legal claims.

Our development programs involve the use of hazardous materials, chemicals, and biological materials. We are subject to foreign, federal, state and local laws and regulations governing the use, manufacture, storage, and disposal of materials and waste products. We believe that our safety procedures for handling these materials comply with the standards prescribed by laws and regulations. However, we may incur significant costs to comply with current or future environmental laws and regulations. In addition, we cannot completely eliminate the risk of contamination or injury from hazardous materials. In the event of an accident, an injured party may seek to hold us liable for any damages that result. Any liability could exceed the limits or fall outside the coverage of our insurance, and we may not be able to maintain insurance on acceptable terms, if at all.

Risks Related to an Investment in Our Common Stock

Future sales of common stock by former Neuromed stockholders may cause the price of Zalicus common stock to fall.

After the FDA approved Exalgo, shares issued in connection with the Neuromed merger were released from an escrow arrangement such that pre-merger CombinatoRx stockholders only owned approximately 40% of the then outstanding shares of Zalicus common stock. Before this merger, the former Neuromed stockholders held shares of a private company that were difficult to sell. If the former Neuromed stockholders seek to sell substantial amounts of our common stock in the public market to monetize their merger proceeds, particularly if these sales are in a rapid or disorderly manner, or investors perceive that these sales could occur, the market price of our common stock could decrease significantly. These sales might also make it more difficult for us to sell equity securities at an appropriate time and price.

Our common stock has a volatile public trading price.

The market price for our common stock has been volatile, and market prices for securities of companies comparable to us have been highly volatile. In addition, the stock market as a whole and biotechnology and other life science stocks in particular have experienced significant recent price declines and volatility. Like our common stock, these stocks have experienced significant price and volume fluctuations for reasons unrelated to the operating performance of the individual companies. Factors giving rise to this volatility may include:

•	disclosure of the sales performance of Exalgo by Covidien, or matters related to the Watson litigation;

•	disclosure by our collaboration partners, including Sanofi-Aventis/Fovea and Novartis regarding our collaborations and the related product candidates, including Prednisporin;

•	disclosure of actual or potential preclinical or clinical results with respect to product candidates we are developing;

•	regulatory developments in both the United States and abroad;

•	developments concerning proprietary rights, including patents and litigation matters;

•	public concern about the safety or efficacy of our product candidates or technology, their components, or related technology or new technologies generally;

•	public announcements by our competitors or others regarding new products or new product candidates; and

•	general market conditions and comments by securities analysts and investors.

Failure to comply with The NASDAQ Global Market continued listing requirements may result in our common stock being delisted from The NASDAQ Global Market.

Due to the price of our common stock over the last year, we may not continue to qualify for continued listing on The NASDAQ Global Market. To maintain listing, we are required, among other things, to maintain a minimum closing bid price of $1.00 per share. If the closing bid price of our common stock is below $1.00 per share for 30 consecutive business days, we will receive a deficiency notice from NASDAQ advising it that it has a certain period of time, typically 180 days, to regain compliance by maintaining a minimum closing bid price of at least $1.00 for at least ten consecutive business days, although NASDAQ could require a longer period.

The delisting of our common stock would significantly affect the ability of investors to trade our common stock and negatively impact the liquidity and price of our common stock. In addition, the delisting of our common stock could materially adversely impact our ability to raise capital on acceptable terms or at all. Delisting from The NASDAQ Global Market could also have other negative results, including the potential loss of confidence by our current or future third-party providers and collaboration partners, the loss of institutional investor interest, and fewer outlicensing and partnering opportunities.

Fluctuations in our operating losses could adversely affect the price of our common stock.

Our operating losses may fluctuate significantly on a quarterly basis. Some of the factors that may cause our operating losses to fluctuate on a period-to-period basis include royalties from sales of Exalgo, the status of our clinical and pre-clinical development programs, level of expenses incurred in connection with our clinical and pre-clinical development programs, restructuring costs, implementation or termination of collaboration, licensing, manufacturing or other material agreements with third parties, non-recurring revenue or expenses under any such agreement, and compliance with regulatory requirements. Period-to-period comparisons of our historical and future financial results may not be meaningful, and investors should not rely on them as an indication of future performance. Our fluctuating losses may fail to meet the expectations of securities analysts or investors. Our failure to meet these expectations may cause the price of our common stock to decline.

Anti-takeover provisions in our charter documents and provisions of Delaware law may make an acquisition more difficult and could result in the entrenchment of management.

We are incorporated in Delaware. Anti-takeover provisions of Delaware law and our charter documents may make a change in control or efforts to remove management more difficult. Also, under Delaware law, our board of directors may adopt additional anti-takeover measures. The existence of the following provisions of Delaware law and our sixth amended and restated charter or its amended and restated bylaws could limit the price that investors might be willing to pay in the future for shares of our common stock.

Our charter authorizes our board of directors to issue up to 5,000,000 shares of preferred stock and to determine the terms of those shares of stock without any further action by our stockholders. If the board of directors exercises this power to issue preferred stock, it could be more difficult for a third party to acquire a majority of our outstanding voting stock and vote the stock they acquire to remove management or directors.

Our charter also provides staggered terms for the members of our board of directors. Under Section 141 of the Delaware General Corporation Law and our charter, our directors may be removed by stockholders only for cause and only by vote of the holders of 75% of voting shares then outstanding. These provisions may prevent stockholders from replacing the entire board in a single proxy contest, making it more difficult for a third party to acquire control without the consent of our board of directors. These provisions could also delay the removal of management by the board of directors with or without cause. In addition our amended and restated bylaws limit the ability our stockholders to call special meetings of stockholders.

Our equity incentive plans generally permit our board of directors to provide for acceleration of vesting of options granted under these plans in the event of certain transactions that result in a change of control. If our board of directors uses its authority to accelerate vesting of options, this action could make an acquisition more costly, and it could prevent an acquisition from going forward.

Under Section 203 of the Delaware General Corporation Law, a corporation may not engage in a business combination with any holder of 15% or more of its capital stock until the holder has held the stock for three years unless, among other possibilities, the board of directors approves the transaction in advance. In October 2008, entities affiliated with BVF Inc. acquired more than 15% of our common stock without the prior approval of our board of directors. As a result, the provisions of Section 203 of the Delaware General Corporation Law will apply to certain transactions with these shareholders.

We do not expect to pay cash dividends, and accordingly, stockholders must rely on stock appreciation for any return on their investment.

We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our common stock will provide a return to stockholders. Investors seeking cash dividends should not invest in our common stock.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on an assumed public offering price of $2.65 per share (the last reported sale price of our common stock on February 8, 2011), if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $2.01 per share in the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering.

Sales of our common stock in this offering, or the perception that such sales may occur, could cause the market price of our common stock to fall.

We may issue shares of our common stock with aggregate sales proceeds of up to $20,000,000 from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue these new shares of common stock in this offering, could have the effect of depressing the market price for our common stock.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $19,000,000, after commissions and estimated expenses payable by us, assuming that an aggregate of $20,000,000 of common stock is sold pursuant to this offering. We expect to use the net proceeds from this offering for general corporate purposes, including clinical trials, research and development expenses and general and administrative expenses.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term interest bearing instruments.

DILUTION

Our net tangible book value as of September 30, 2010 was $43.0 million, or $0.48 per share of common stock. Net tangible book value per share of common stock is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding. After giving effect to the sale of our common stock in the aggregate amount of $20.0 million offered at an assumed public offering price of $2.65 per share, the last reported sale price of our common stock on February 8, 2011, and after deducting commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2010 would have been $62.0 million, or $0.64 per share of common stock. This represents an immediate increase in the net tangible book value of $0.16 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $2.01 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.65
Net tangible book value per share as of September 30, 2010	$0.48
Increase in net tangible book value per share attributable to new investors	$0.16
As adjusted net tangible book value per share after this offering		$0.64
Net dilution per share to new investors		$2.01

The table above assumes for illustrative purposes that an aggregate of 7,547,170 shares of our common stock are sold at a price of $2.65 per share, the last reported sale price of our common stock on the NASDAQ Global Market on February 8, 2011, for aggregate gross proceeds of $20.0 million. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.65 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million is sold at that price, would increase our adjusted net tangible book value per share after this offering to $0.66 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.99 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.65 per share shown in the table above, assuming all of our common stock in the aggregate amount of $20.0 million is sold at that price, would decrease our adjusted net tangible book value per share after this offering to $0.61 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.04 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations above are based upon 89,032,420 shares of common stock outstanding as of September 30, 2010 and exclude:

•	7,278,796 shares issuable upon exercise of outstanding options pursuant to our stock option plans at a weighted average option exercise price of $2.31 per share as of September 30, 2010;

•	750,000 shares issuable upon the vesting of restricted stock units outstanding under our stock option plans as of September 30, 2010;

•	12,190,527 shares available for future grants or issuance under our stock option plans as of September 30, 2010; and

•	96,252 shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $7.89 per share as of September 30, 2010.

PRICE RANGE OF COMMON STOCK

Our common stock trades on the NASDAQ Global Market under the symbol “ZLCS.” The following table sets forth, for the periods indicated, the high and low sales prices of our common stock.

2011	High	Low
First Quarter (through February 8, 2011)	$2.72	$1.65

2010	High	Low
First Quarter	$1.72	$0.76
Second Quarter	$2.02	$1.17
Third Quarter	$1.69	$1.17
Fourth Quarter	$1.72	$1.01

2009	High	Low
First Quarter	$0.99	$0.25
Second Quarter	$1.34	$0.49
Third Quarter	$2.60	$0.70
Fourth Quarter	$1.86	$0.81

On February 8, 2011, the last reported sale price of our common stock on the NASDAQ Global Market was $2.65 per share. On January 31, 2011, there were 83 holders of record of our common stock. The number of record holders does not include shares held in “street name” through brokers.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We currently expect to retain future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock is subject to the discretion of our board of directors and will depend upon various factors, including, without limitation, our results of operations and financial condition.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement (the “Agreement”) with Wedbush Securities Inc. (“Wedbush”) under which we may, from time to time, offer and sell our common stock having aggregate sales proceeds of up to $20,000,000 through Wedbush, or to Wedbush, for resale. Sales of our common stock through Wedbush, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us and Wedbush. Wedbush will not engage in any transactions that stabilize the price of our common stock.

Wedbush will use its commercially reasonable efforts to sell the common stock offered hereby, from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). Either Wedbush or we may suspend this offering of our common stock pursuant to the Agreement by notifying the other.

We will pay Wedbush a commission, or allow a discount, as the case may be, in each case equal to 3.0% of the gross sales proceeds of any common stock sold through Wedbush as agent under the Agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of our common stock. We have agreed to reimburse Wedbush for certain expenses incurred by them in connection with this offering, up to an aggregate of $80,000, plus up to an additional $20,000 per calendar quarter related to ongoing maintenance, due diligence expenses and other expenses associated therewith; provided, however, that in no event will we be liable for any such reimbursable expenses in excess of $150,000 in the aggregate. We expect our aggregate expenses in connection with this offering to be approximately $400,000.

Settlement for sales of our common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Agreement, we also may sell our common stock to Wedbush, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares to Wedbush as principal, we will enter into a separate agreement with Wedbush and we will describe this agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of our common stock, Wedbush may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wedbush may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wedbush against certain civil liabilities, including liabilities under the Securities Act. Wedbush may engage in transactions with, or perform other services for, us in the ordinary course of its business. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate offering price of the shares offered hereby.

Unless an exemption applies, pursuant to Regulation M under the Exchange Act, Wedbush will be prohibited from engaging in certain activities in our common stock while shares of common stock are being offered pursuant to the terms of the Agreement.

The offering of our common stock pursuant to the Agreement will terminate upon the earlier of (1) the sale of all of our common stock subject to the Agreement or (2) the termination of the Agreement by either Wedbush or us.

LEGAL MATTERS

The validity of the shares of common stock being offered has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Wedbush is being represented in connection with this offering by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement to which this prospectus supplement forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the securities offered by this prospectus supplement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy statements and information statements, are also available on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement modifies or supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, and information that we file later with the SEC also will automatically update and supersede the information included in this prospectus supplement and the accompanying prospectus.

We incorporate by reference the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of this offering:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 26, 2010 and our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on April 30, 2010;

2.	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 12, 2010, for the period ended June 30, 2010, filed with the SEC on August 10, 2010, and for the period ended September 30, 2010, filed with the SEC on November 10, 2010;

3.	Our Current Reports on Form 8-K filed with the SEC on June 4, 2010, June 7, 2010, September 9, 2010, November 2, 2010, December 22, 2010 and January 10, 2011; and

4.	The description of our common stock contained in our Registration Statement on Form 8-A, which was filed with the SEC on February 18, 2005, including any amendment or report filed for the purpose of updating such description.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Zalicus Inc.

Attn: Corporate Secretary

245 First Street

Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

Prospectus

COMBINATORX, INCORPORATED

$50,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Units

This prospectus provides you with a general description of debt and equity securities that CombinatoRx, Incorporated may offer and sell, from time to time, either individually or in units. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of any debt or equity securities we offer and the specific manner in which we will offer the debt or equity securities. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “CRXX.” On April 15, 2010, the closing price for our common stock, as reported on the NASDAQ Global Market, was $1.35 per share. Our principal executive offices are located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The date of this prospectus is April 16, 2010.

(i)

Unless the context otherwise requires, all references to “CombinatoRx,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to CombinatoRx, Incorporated, a Delaware corporation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

ABOUT COMBINATORX, INCORPORATED

We develop novel drug candidates with a focus on the treatment of pain and inflammation. We have entered into multiple revenue-generating collaborations with large pharmaceutical companies and have a portfolio of clinical-stage product candidates targeting pain, inflammation and neurodegenerative diseases. We also apply our selective ion channel modulation platform and combination drug discovery technology to discover new product candidates for our portfolio.

On March 1, 2010, the United States Food and Drug Administration, or FDA, approved the New Drug Application for Exalgo™ (hydromorphone HCl) extended-release tablets, for the management of moderate to severe pain in opioid tolerant patients requiring continuous, around-the-clock opioid analgesia for an extended period of time. Exalgo is an extended release formulation of hydromorphone, an opioid analgesic that has been used in an immediate release formulation to treat pain for many years. We received a $40.0 million milestone payment following FDA approval of Exalgo, and are eligible to receive tiered royalties on net sales of Exalgo by Covidien following its commercial launch.

Corporate Information

We were incorporated in Delaware on March 28, 2000 under the name CombinatoRx, Incorporated. Our website address is www.combinatorx.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus. CombinatoRx®, the “CombinatoRx” logo, cHTS, Synavive and Neuromed are trademarks of CombinatoRx, Incorporated or its subsidiaries. Other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners.

Our common stock is listed on the NASDAQ Global Market under the symbol “CRXX.” Our principal executive offices are located at 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Our telephone number is (617) 301-7000.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, on file with the SEC, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding the expected performance of our collaboration partners; any statements regarding safety and efficacy of product candidates, any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.

The forward-looking statements included in this prospectus represent our estimates as of the date of this prospectus. We specifically disclaim any obligation to update these forward-looking statements in the future, except as required by law. These forward-looking statements should not be relied upon as representing our estimates or views as of any date subsequent to the date of this prospectus.

RATIOS OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

HOW WE INTEND TO USE THE PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus to fund clinical and preclinical development of our product candidates, to discover additional product candidates, to repay any outstanding indebtedness and for general corporate purposes, including capital expenditures and working capital. We may use a portion of our net proceeds to in-license product candidates or to invest in or acquire businesses or technologies that we believe are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF THE SECURITIES

We may offer, from time to time, in one or more offerings, up to $50,000,000 of the following securities:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	units; or

•	any combination of the foregoing securities.

The aggregate initial offering price of the offered securities that we may issue will not exceed $50,000,000. If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

We may offer senior or subordinated debt securities. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. We included copies of the forms of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. Except as otherwise indicated, the terms of the indentures are identical. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Description of the Debt Securities—Subordination” and in the applicable prospectus supplement.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

The prospectus supplement for each offering will provide the following terms, where applicable:

•	the title of the debt securities and whether they are senior or subordinated;

•

the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•

the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;

•

if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•

any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•	the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•

the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•

whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•

whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•

whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•

any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•

whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the identity of the depositary for securities in registered form, if such series are to be issuable as a global security;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•

whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•

whether and under what circumstances the debt securities being offered are convertible into common stock or preferred stock, as the case may be, including the conversion price or rate or manner or calculation thereof;

•

the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•

if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•

the name of the applicable trustee and the nature of any material relationship with us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•

any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	applicable CUSIP numbers; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.

We also may issue indexed debt securities. Payments of principal of and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.

Except as described under “—Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

Neither the Delaware General Corporation Law nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium, or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium, or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

•

exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we, nor any trustee, will be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•

register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•

issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

•

either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•

after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants

Existence. Except as permitted under “—Merger, Consolidation or Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims. The indentures require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of financial information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports, quarterly reports and other documents with the SEC, file with the trustee copies of the annual report, quarterly report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of CombinatoRx relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

•	default in making any sinking fund payment as required for any debt security of such series for five business days;

•

default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by CombinatoRx continuing for 60 days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

•	a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)	having an aggregate principal amount of at least $30,000,000; or

(2)	under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of CombinatoRx or any significant subsidiary of CombinatoRx; and

•	any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act of 1933, as amended, or Securities Act.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•

we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium, or make-whole amount, or interest;

•

in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

•

reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•

reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•

to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•

to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•

the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•

the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination

Unless otherwise provided in the applicable prospectus supplement, subordinated securities will be subject to the following subordination provisions.

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of CombinatoRx and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.

The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.

No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.

If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

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either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium, or make-whole amount, and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied has been delivered to the trustee.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium, or make-whole amount, and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, the issuing company may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

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to be released from its obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, it has delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium, or make-whole amount, and interest.

When we use the term “government obligations,” we mean securities that are:

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direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

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obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, or make-whole amount, and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

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a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium, or make-whole amount, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) those debt securities are declared due and payable because of the occurrence of any event of default, the amount in the currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, the issuing company would remain liable to make payments of any amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock or preferred stock, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in their sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock. As of the date of this prospectus, no shares of our preferred stock were outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our sixth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management as discussed below. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of CombinatoRx; and

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any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of CombinatoRx.

The preferred stock offered by this prospectus will, when issued not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock is Computershare Trust Company, N.A.

DESCRIPTION OF COMMON STOCK

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our sixth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.

General Terms

Our authorized capital stock currently consists of 200,000,000 shares of common stock. On April 15, 2010, we had 88,867,597 shares of common stock outstanding and approximately 127 stockholders of record. Except as otherwise provided in any resolution providing for the issue of any series of preferred stock, holders of our common stock have exclusive voting rights for the election of directors and for all other purposes. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Neither our sixth amended and restated certificate of incorporation, as amended, nor our amended and restated by-laws authorize cumulative voting. The holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends, subject to the rights of any series of preferred stock. In the event of a liquidation, dissolution or winding up of CombinatoRx, the holders of our common stock are entitled to share ratably in all assets remaining after payment of the preferential amounts, if any, to which the holders of our preferred stock, if any, are entitled. Our common stock has no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All of our outstanding shares of common stock are fully paid and non-assessable.

Our Board of Directors

Our board of directors currently has nine (9) members. Our sixth amended and restated certificate of incorporation, as amended, and our amended and restated by-laws provide that the number of directors shall be fixed from time to time by resolution adopted by the vote of a majority of the directors then in office, but shall in no event be less than three. Our sixth amended and restated certificate of incorporation, as amended, provides that the board of directors shall be divided into three nearly equal classes, with each class’s term expiring on a staggered basis. Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Directors may be removed only for cause by the affirmative vote of at least seventy-five percent (75%) of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, cast at a meeting of the stockholders called for that purpose.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

NASDAQ Global Market

Our common stock is listed for quotation on the NASDAQ Global Market under the symbol “CRXX.”

DESCRIPTION OF WARRANTS

As of April 15, 2010, 96,252 shares of our common stock were issuable upon the exercise of our outstanding warrants. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of preferred stock, shares of common stock, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Preferred Stock,” “Description of Common Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

HOW WE PLAN TO SELL THE SECURITIES

We may sell the securities in any one or more of the following methods from time to time:

•	directly to investors, directly to agents, or to investors through agents;

•	through underwriting syndicates led by one or more managing underwriters, or through one or more underwriters acting alone, for resale to the public or investors;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

•

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	by delayed delivery contracts or by remarketing firms;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of any such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell the securities in one or more transactions, including without limitation negotiated transactions, at a fixed public offering price or at a varying price determined at the time of sale. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if any are purchased, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters, dealers or agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from such sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities;

•	identify any over-allotment option under which the underwriters may purchase additional securities from us; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the NASDAQ Global Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Market, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities, on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firms compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on such future date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (1) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (2) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the delayed delivery contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such delayed delivery contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR SIXTH AMENDED AND

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND BY-LAWS

Anti-Takeover Provisions of our Delaware Certificate of Incorporation and By-laws

In addition to the board of directors’ ability to issue shares of preferred stock, our sixth amended and restated certificate of incorporation, as amended, and our by-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors. These provisions include a classified board of directors as discussed above, elimination of stockholder action by written consents, elimination of the ability of stockholders to call special meetings, advance notice procedures for stockholder proposals and supermajority vote requirements for amendments to our certificate of incorporation and by-laws.

Classified Board. Under the Delaware General Corporation Law, unless the certificate of incorporation otherwise provides, directors serving on a classified board can only be removed by the stockholders for cause. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of the board until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Elimination of Stockholder Action Through Written Consent. Our amended and restated by-laws provide that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Elimination of the Ability to Call Special Meetings. Our sixth amended and restated certificate and our amended and restated by-laws provide that, except as otherwise required by law, special meetings of our stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors or by our chief executive officer or the chairman of our board of directors. Stockholders are not permitted to call a special meeting or to require our board to call a special meeting.

Advanced Notice Procedures for Stockholder Proposals. Our amended and restated by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated by-laws do not give our board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Amendments to the Certificate of Incorporation or By-laws. Our sixth amended and restated certificate of incorporation, as amended, and by-laws provide that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal some of their provisions, unless such amendment or change has been approved by either a majority of those directors who are not affiliated or associated with any person or entity holding 10% or more of the voting power of our outstanding capital stock. This requirement of a super-majority vote to approve amendments to the certificate and by-laws could enable a minority of our stockholders to exercise veto power over any such amendments.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our sixth amended and restated certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with all of our current directors and expect to enter into a similar agreement with any new directors.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 0-51171. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Current Reports on Form 8-K filed with the SEC on January 4, 2010, January 6, 2010, January 20, 2010, February 12, 2010, February 16, 2010, March 2, 2010, and March 8, 2010; and

•

The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on February 18, 2005, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:

CombinatoRx, Incorporated

Attn: Corporate Secretary

245 First Street

Third Floor

Cambridge, Massachusetts 02142

(617) 301-7000

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Preferred Stock” and “Description of Common Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to CombinatoRx, Incorporated, Attn: Corporate Secretary, 245 First Street, Third Floor, Cambridge, Massachusetts 02142. Our telephone number is (617) 301-7000. Our website is located at www.combinatorx.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

$20,000,000

Common Stock

Wedbush PacGrow Life Sciences

February 9, 2011